As filed with the Securities and Exchange Commission on April 8, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ASCENA RETAIL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization) 933 MacArthur Boulevard Mahwah, New Jersey	30-0641353 (I.R.S. Employer Identification No.) 07430
(Address of Principal Executive Offices)	(Zip Code)

Ascena Retail Group, Inc. 2016 Omnibus Incentive Plan

(Amended and Restated Effective December 10, 2015)

(f/k/a “Ascena Retail Group, Inc. 2010 Stock Incentive Plan”)
(Full Title of the Plan)

David Jaffe President and Chief Executive Officer Ascena Retail Group, Inc. 933 MacArthur Boulevard Mahwah, New Jersey 07430 (Name and Address of Agent for Service) (551) 777-6700	Copies to: Steven L. Kirshenbaum, Esq. Julie M. Allen, Esq. Proskauer Rose LLP Eleven Times Square New York, New York 10036 (212) 969-3000
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee
Common Stock, par value $0.01 per share	19,500,000	$10.20	(2)	$198,900,000	(2)	$20,029.23	(3)

(1)	Represents the additional number of shares of common stock, par value $0.01 per share (“Common Stock”) of Ascena Retail Group, Inc. (the “Registrant”) that may be granted under the Ascena Retail Group, Inc. 2016 Omnibus Incentive Plan (amended and restated effective December 10, 2015) (f/k/a “Ascena Retail Group, Inc. 2010 Stock Incentive Plan”) (the “Plan”).

(2)	Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis of the average of the high and low selling prices per share of Common Stock on April 6, 2016, as reported on the NASDAQ Stock Market.

(3)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of an additional 19,500,000 shares of Common Stock under the Plan. Prior registration statements on Form S-8 were previously filed by the Registrant’s predecessor The Dress Barn, Inc. (the “Predecessor Registrant”) on November 8, 2006 (Registration No. 333-138506) (the “Initial Registration Statement”) and the Registrant on July 21, 2011 (Registration No. 333-175693) and January 31, 2014 (Registration No. 333-193680) for the existing securities under the Plan. The Registrant, as the successor registrant to the Predecessor Registrant, adopted the Initial Registration Statement as its own registration statement in accordance with Paragraph (d) of Rule 414 of the Securities Act under Post-Effective Amendment No. 1 to the Initial Registration Statement, filed on January 14, 2011 (Registration No. 333-138506-99).

Explanatory Note

Pursuant to General Instruction E of Form S-8, the Registrant hereby makes the following statement:

This Registration Statement on Form S-8 is filed by Ascena Retail Group, Inc. (the “Registrant”) to register an additional 19,500,000 shares (the “Additional Shares”) of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), which may be awarded pursuant to the Ascena Retail Group, Inc. 2016 Omnibus Incentive Plan (amended and restated effective December 10, 2015) (f/k/a “Ascena Retail Group, Inc. 2010 Stock Incentive Plan”) (the “Plan”). The Plan was formerly known as the Ascena Retail Group, Inc. 2010 Stock Incentive Plan, which was an amendment and restatement of The Dress Barn, Inc. 2010 Stock Incentive Plan, which was an amendment and restatement of The Dress Barn, Inc. 2001 Stock Incentive Plan that was approved by the Board of Directors of the Registrant’s predecessor, The Dress Barn, Inc. (the “Predecessor Registrant”).

The Additional Shares are in addition to the 51,000,000 shares of the Common Stock previously registered with respect to the Plan, of which 24,000,000 shares were registered by the Predecessor Registrant pursuant to the Registration Statement on Form S-8 (Registration No. 333-138506) filed by the Predecessor Registrant on November 8, 2006 (the “Initial Registration Statement”), 12,000,000 shares were registered by the Registrant pursuant to the Registration Statement on Form S-8 (Registration No. 333-175693) filed by the Registrant on July 21, 2011 (the “Second Registration Statement”), and 15,000,000 shares were registered by the Registrant pursuant to the Registration Statement on Form S-8 (Registration No. 333-193680) filed by the Registrant on January 31, 2014 (the “Third Registration Statement”). The numbers of shares of Common Stock set forth in the prior sentence reflect adjustments that in each case give effect to the Registrant’s two-for-one stock split on April 3, 2012. The Initial Registration Statement was adopted by the Registrant as its own registration statement in accordance with Paragraph (d) of Rule 414 of the Securities Act of 1933, as amended (the “Securities Act”) under Post-Effective Amendment No. 1 to the Initial Registration Statement (Registration No. 333-138506-99), filed on January 14, 2011 (the “Post-Effective Amendment”). The Additional Shares increase the aggregate number of shares of Common Stock that may be subject to awards under the Plan from 51,000,000 to 70,500,000.  Pursuant to Instruction E of Form S-8, the contents of the Initial Registration Statement, as amended by the Post-Effective Amendment, the Second Registration Statement and the Third Registration Statement are hereby incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, as originally filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are hereby incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended July 25, 2015, filed with the Commission on September 16, 2015;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 24, 2015, filed with the Commission on December 1, 2015;

(c)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 23, 2016, filed with the Commission on March 1, 2016;

(d)	the Registrant’s Current Reports on Form 8-K, filed with the Commission on August 6, 2015, August 21, 2015, August 27, 2015, October 8, 2015, November 3, 2015, December 11, 2015, December 14, 2015, December 16, 2015, January 19, 2016 and March 9, 2016; and

(e)	the description of the Registrant’s common stock set forth in the Registrant’s Registration Statement on Form S-4/A, filed July 8, 2015.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Annex II to the proxy statement/prospectus included in the Registrant’s Registration Statement on Form S-4/A, filed with the Commission on November 10, 2010).

4.2	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K of the Registrant, filed with the Commission on January 3, 2011).

4.3	Bylaws of the Registrant, as amended and restated (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 6, 2015).

4.4	Amendment to Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on November 3, 2015).

5.1	Opinion of Proskauer Rose LLP.*

23.1	Consent of Deloitte & Touche LLP.*

23.2	Consent of Deloitte & Touche LLP.*

23.3	Consent of Proskauer Rose LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (included on signature page).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mahwah, State of New Jersey on this April 8, 2016.

ascena retail group, INC.

By:	/s/ David Jaffe
	Name:	David Jaffe
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints David Jaffe and Robb Giammatteo and each of them, acting singly his or her attorney-in-fact and agent, with full power of substitution and resubstitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign a Registration Statement on Form S-8 of Ascena Retail Group, Inc. and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Elliot S. Jaffe	Non-Executive Chairman of the Board	April 8, 2016
Elliot S. Jaffe

/s/ David Jaffe	Director, President and Chief Executive	April 8, 2016
David Jaffe	Officer (Principal Executive Officer)

/s/ Robb Giammatteo	Chief Financial Officer (Principal Financial	April 8, 2016
Robb Giammatteo	Officer)

/s/ Katie J. Bayne
Katie J. Bayne	Director	April 8, 2016

/s/ Kate Buggeln
Kate Buggeln	Director	April 8, 2016

/s/ Steven L. Kirshenbaum
Steven L. Kirshenbaum	Director	April 8, 2016

/s/ Kay Krill
Kay Krill	Director	April 5, 2016

/s/ Randy L. Pearce
Randy L. Pearce	Director	April 8, 2016

/s/ Carl Rubin
Carl Rubin	Director	April 6, 2016

/s/ John Usdan
John Usdan	Director	April 1, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Annex II to the proxy statement/prospectus included in the Registrant’s Registration Statement on Form S-4/A, filed with the Commission on November 10, 2010).

4.2	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K of the Registrant, filed with the Commission on January 3, 2011).

4.3	Bylaws of the Registrant, as amended and restated (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 6, 2015).

4.4	Amendment to Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on November 3, 2015).

5.1	Opinion of Proskauer Rose LLP.*

23.1	Consent of Deloitte & Touche LLP.*

23.2	Consent of Deloitte & Touche LLP.*

23.3	Consent of Proskauer Rose LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (included on signature page).

* Filed herewith.

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